EXHIBIT 10.26
                                AGENCY AGREEMENT

         Agreement made as of the 29th day of January, 1995 by and between Specialty Retailers, Inc., a Delaware corporation ("SRI") and Palais Royal, Inc., a Texas corporation ("PRI").

                                   WITNESSETH:

         WHEREAS, PRI operates specialty retail stores; and

         WHEREAS, SRI has the capability to provide certain administrative services and to act as agent (including purchasing agent and construction agent) and business consultant for PRI in connection with such services; and

         WHEREAS, PRI desires to engage the services of SRI as hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

         1. APPOINTMENT. PRI hereby appoints SRI to provide administrative services and to act as agent (including purchasing agent and construction agent) and business consultant for PRI, and SRI hereby agrees to act in such capacities, all in accordance with the terms and conditions of this Agreement.

         2. ADMINISTRATIVE SERVICES. SRI shall provide all administrative services required by the business of PRI (the "Administrative Services"), including but not limited to the following:

               (i) purchasing, as purchasing agent, all merchandise to be sold at PRI's retail stores;

              (ii) searching for and selecting appropriate sites for additional retail stores for PRI;

             (iii) arranging for all construction and other improvements, the purchase of all fixtures and furniture and other fixed assets in connection with the opening and continuation of retail stores of PRI;

              (iv) providing warehousing and distribution services to all PRI retail stores;

               (v) arranging all promotion and advertising activities for PRI's retail stores;

              (vi)         preparation and maintenance of accounting records;

             (vii)         tax planning and return preparation;

            (viii)         data processing and information management services;
                           and
              (ix)         cash management and treasury functions.

         3. AGENCY. SRI shall act as the agent of PRI in the performance of the Administrative Services and, in connection therewith, shall have full authority to enter into on behalf of PRI contracts, agreements, leases, purchase orders and other instruments, and otherwise to deal with third parties on behalf of PRI and to hold itself out to third parties as PRI's agent.

         4. BUSINESS CONSULTING. SRI shall also render from time to time such business consulting services as may be requested by PRI, or as may be necessary to fully perform the Administrative Services.

         5. FEES. PRI shall reimburse SRI for all out-of-pocket costs incurred by SRI pursuant to this Agreement, including the cost of supplies or services purchased on behalf of PRI. In addition, as compensation for providing the Administrative Services and acting as agent and business consultant, SRI shall be paid by PRI all of its direct and allocated expenses in performing the Administrative Services and acting as agent and business consultant, plus 10% of such expenses (such additional 10%, the "Mark-Up Amount"). Such expenses shall include 100% of all payroll and related employee benefits and all other expenses associated with employees whose time is spent entirely on providing Administrative Services to PRI, and an allocable portion, based on SRI's normal accounting practices, of such expenses associated with employees (including management) whose time is spent partially in providing Administrative Services to PRI.

         6. INTERCOMPANY ACCOUNT; PAYMENT OF FEES. (a) SRI shall maintain records of all cash flows to and from SRI on behalf of PRI, including cash flows resulting from transactions between SRI and PRI, whether pursuant to this Agreement or otherwise.

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Out-of-pocket costs, direct expenses and cash receipts shall be recorded as incurred, as received, or in accordance with SRI's accounting procedures, and allocated costs shall be recorded at such time as the allocation is made in accordance with SRI's normal accounting practices. The net amount of such cash flows (the "Average Account Balance") shall at any given time constitute a loan that is payable upon the demand of the party in whose favor the Average Account Balance stands at such time. Notwithstanding the foregoing, the Average Account Balance shall not include (i) the Mark-Up Amount and (ii) interest charged on the Average Account Balance as provided below.

         (b) The Average Account Balance shall bear interest at an annual rate equal to SRI's current alternate base rate as defined in the Series 1993-2 Supplement to the Accounts Receivable Pooling and Servicing Agreement. Interest and the Mark-Up Amount shall be paid quarterly in arrears on the last day of each calendar quarter. Any amounts due with respect to periods prior to the execution hereof shall be paid as soon as practicable following the execution hereof.

         7. INDEMNIFICATION. As an inducement to SRI's rendering services hereunder, PRI agrees that SRI shall not be liable for any actions or omissions in connection with the Agreement, unless resulting from the gross negligence or willful misconduct of SRI. PRI shall indemnify and hold harmless SRI, its subsidiaries, affiliates, directors, officers and employees from any claims, liabilities, costs and expenses incurred in connection with the Administrative Services or this Agreement or the operations of PRI.

         8. EFFECTIVE DATE; TERM. This Agreement shall be effective as of the date hereof. The term of this Agreement shall initially consist of two fiscal years of PRI and shall thereafter automatically be renewed for each subsequent fiscal year of PRI, unless either party gives notice of termination no later than three months prior to the end of such initial two-fiscal year term or the end of any such subsequent fiscal year, as the case may be.

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         9.       MISCELLANEOUS.  This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written and oral. This Agreement may be amended or modified only by a written instrument signed by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first mentioned above.

                                                     SPECIALTY RETAILERS, INC.

                                                     By: /s/ JAMES A. MARCUM


                                                     PALAIS ROYAL, INC.

                                                     By: /s/ JERRY C. IVIE

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